UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2014

CYCLONE POWER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54449 (Commission File Number)	26-0519058 (IRS Employer Identification No.)

601 NE 26th Court, Pompano Beach, Florida (Address of principal executive offices)	33064 (Zip Code)

Registrant’s telephone number, including area code: (954) 943-8721

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement

WHE Generation Corp. (“WHE GEN”), a 74% owned subsidiary of Cyclone Power Technologies Inc. (the “Company”), closed its Seed Round of funding in the amount of $350,000 on July 30, 2014. The financing was led by Laird Q. Cagan, co-founder and Managing Director of Cagan McAffee Capital Partners LLC in Cupertino, CA, and joined by 14 other individual and strategic accredited investors.

As a closing condition to the transaction and use of a material portion of the proceeds of the Seed Round funding, the Company paid the remaining balance of its senior secured debenture with TCA Global Credit Master Fund L.P. The payment fully retired that long-term liability and will release all of the Company’s assets from a security interest and lien held by TCA.

The Seed Round funding was structured as several promissory notes issued by WHE GEN, bearing 6% interest and maturing in 12 months.  The notes automatically convert to common stock of WHE GEN at a price of $.12 per share upon the closing of the first $1 million in the subsidiary’s planned $2 million “A Round” common stock funding. The Seed Round and A Round financings were described in the Company’s Separation Agreement with WHE GEN, as approved by Cyclone’s Board of Directors, and filed with the Company’s Current Report on Form 8-K on July 23, 2014. Assuming the full conversion of the Seed Round notes to WHE GEN common stock, Cyclone would continue to own approximately 43% of its subsidiary.

The securities offered in this financing have not been registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

ITEM 2.03     Creation of Direct Financial Obligation

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 3.02     Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

The Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of securities under the Note Purchase Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, the investors were all “accredited investors” and/or qualified institutional buyers who all had access to information about us and their investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 5, 2014	CYCLONE POWER TECHNOLOGIES, INC.

	By:	/s/ Harry Schoell
Harry Schoell
Chairman